Exhibit 99.1

BlackLine Announces First Quarter Financial Results

Reports Record GAAP Revenue of $39 Million, an Increase of 45%
Provides Second Quarter Financial Guidance and Raises Full Year 2017 Outlook

LOS ANGELES, May 04, 2017 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq:BL), a leading cloud-based provider of financial controls and automation solutions that enable Continuous Accounting, today announced financial results for the first quarter ended March 31, 2017.

Therese Tucker, Founder and CEO, stated, “We are pleased to report another quarter of strong results that reflect solid execution against our 2017 initiatives and growth plans.  Our total revenues increased 45% to a record $39 million and was achieved by adding new customers around the world, growing our user base and expanding our product offerings.”

“We are excited about the strong demand environment we’re seeing,” continued Tucker.  “We think BlackLine is ideally positioned to continue leading this market opportunity given our established brand, customer-centric approach and innovative solutions that improve the daily lives of finance and accounting professionals.”

First Quarter 2017 Financial Highlights

  Total GAAP revenues of $38.6 million for the first quarter of 2017, an increase of 45% compared to the first quarter of 2016.
  GAAP net loss of $9.0 million, or $0.18 per share, on 51.3 million weighted average shares outstanding.
  Non-GAAP net loss of $2.9 million, or $0.06 per share, on 51.3 million weighted average shares outstanding.
  Operating cash flow of ($1.7) million for the first quarter of 2017 compared to ($4.7) million for the first quarter of 2016.
  Free cash flow of ($3.3) million for the first quarter of 2017 compared to ($5.9) million for the first quarter of 2016.

Key Metrics and Recent Business Highlights

  Added 92 net new customers in the first quarter for a total of 1,850 customers at March 31, 2017.
  Expanded the Company’s user base to a total of 171,423 BlackLine users at March 31, 2017.
  Achieved a dollar-based net revenue retention rate of 117% at March 31, 2017.
  Commenced BlackLine Live world tour, a 50+ city global roadshow designed to provide finance and accounting professionals with a blueprint for Continuous Accounting.

Financial Outlook

Second Quarter 2017

  Total GAAP revenue is expected to be in the range of $40.8 million to $41.8 million.
  Non-GAAP net loss is expected to be in the range of $4.9 million to $5.9 million, or $0.09 to $0.11 per share, on 52.2 million weighted average shares outstanding.

Full Year 2017

BlackLine increases its full year 2017 guidance to the following:

  Total GAAP revenue is expected to be in the range of $170.0 million to $173.0 million.
  Non-GAAP net loss is expected to be in the range of $14.0 million to $16.0 million, or $0.27 to $0.30 per share, on 52.8 million weighted average shares outstanding.

Guidance for non-GAAP net loss and net loss per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the third quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the Company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration and the change in fair value of the common stock warrant liability.  Reconciliations of non-GAAP net loss and net loss per share guidance to the most directly comparable U.S. GAAP measures, or net loss and net loss per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net loss and net loss per share.  The Company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net loss and net loss per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its first quarter results at 2:00 p.m. Pacific time on Thursday, May 4, 2017.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 9035474.  A telephonic replay will be available through Thursday, May 11, 2017 at (855) 859-2056 or (404) 537-3406, passcode 9035474.  A replay of the webcast will be available at http://investors.blackline.com for 12 months.  BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations.  BlackLine’s platform is used by over 1,800 customers worldwide, spanning approximately 171,000 users across 130+ countries. For more information about BlackLine, Inc., visit http://www.blackline.com/.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2017 and our ability to execute on our long-term plan, expectations regarding gross margin, revenue mix and operating expenses, the Company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the Company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expectations regarding deal size, expectations for hiring new talent and the integration of Runbook, including its contributions to the Company’s financial performance.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements.  These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements; the Company’s ability to manage growth effectively, including additional headcount and entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the Company’s strategic relationships with technology vendors and business process outsourcers; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 10, 2017.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on May 4, 2017 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP loss from operations, (v) non-GAAP net loss and non-GAAP net loss per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The impact of purchase accounting reduced recorded GAAP revenues during the quarters ended September 30, 2016 and December 31, 2016.  The Company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustment to Runbook revenues to allow for a direct comparison of revenues between current and future periods.  The purchase accounting adjustment for the quarter ended March 31, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented.  The Company is presenting non-GAAP net revenues for consistency with prior presentations.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation and the change in fair value of contingent consideration.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Loss from Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation and the change in fair value of contingent consideration. The Company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the former debt facility, accretion of warrant discount relating to warrants issued in connection with the former debt facility, the change in the fair value of contingent consideration, and the change in fair value of the common stock warrant liability.  The Company believes that presenting non-GAAP net loss is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on May 4, 2017 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of March 31, 2017.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the Company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$23,448	$22,118
Marketable securities	77,868	83,130
Accounts receivable, net	43,889	42,294
Deferred sales commissions	9,533	9,667
Prepaid expenses and other current assets	7,777	6,614
Total current assets	162,515	163,823
Capitalized software development costs, net	5,049	4,591
Property and equipment, net	11,274	11,318
Intangible assets, net	50,788	54,118
Goodwill	185,138	185,138
Other assets	1,471	1,449
Total assets	$416,235	$420,437
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,269	$7,165
Accrued expenses and other current liabilities	15,719	18,931
Deferred revenue	88,347	80,360
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	110,343	108,464
Common stock warrant liability	12,380	11,380
Contingent consideration	3,323	3,230
Deferred tax liabilities, net	1,100	1,262
Deferred revenue, non-current	2,400	2,373
Other long-term liabilities	2,343	2,318
Total liabilities	131,889	129,027
Stockholders’ equity:
Preferred stock	—	—
Common stock	513	513
Additional paid-in capital	380,288	378,272
Accumulated other comprehensive loss	(39)	(41)
Accumulated deficit	(96,416)	(87,334)
Total stockholders’ equity	284,346	291,410
Total liabilities and stockholders’ equity	$416,235	$420,437

BlackLine, Inc. Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Subscription and support	$37,051	$25,328
Professional services	1,583	1,233
Total revenues	38,634	26,561
Cost of revenues
Subscription and support	7,777	5,961
Professional services	1,455	979
Total cost of revenues	9,232	6,940
Gross profit	29,402	19,621
Operating expenses
Sales and marketing	23,496	18,169
Research and development	5,948	5,272
General and administrative	8,253	5,979
Total operating expenses	37,697	29,420
Loss from operations	(8,295)	(9,799)
Other income (expense)
Interest income	224	4
Interest expense	(4)	(865)
Change in fair value of the common stock warrant liability	(1000)	—
Other expense, net	(780)	(861)
Loss before income taxes	(9,075)	(10,660)
Benefit from income taxes	(65)	(1,325)
Net loss	$(9,010)	$(9,335)
Net loss per share, basic and diluted	$(0.18)	$(0.23)
Weighted average common shares outstanding, basic and diluted	51,282	40,689

BlackLine, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(9,010)	$(9,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,791	4,111
Accretion of debt discount and accrual of paid in kind interest	—	481
Change in fair value of common stock warrant liability	1,000	—
Change in fair value of contingent consideration	93	62
Stock-based compensation	1,849	1,625
Accretion and amortization of purchase discounts/premiums on marketable securities, net	63	—
Deferred income taxes	(162)	(1,402)
Changes in operating assets and liabilities:
Accounts receivable	(1,595)	(1,499)
Deferred sales commissions	134	242
Prepaid expenses and other current assets	(1,163)	(1,017)
Other assets	(22)	(757)
Accounts payable	(3,253)	1,421
Accrued expenses and other current liabilities	(2,469)	(2,031)
Deferred revenue	8,014	3,800
Other long-term liabilities	25	(352)
Net cash used in operating activities	(1,705)	(4,651)
Cash flows from investing activities
Maturities of marketable securities	5,200	—
Capitalized software development costs	(1,083)	(807)
Purchases of property and equipment	(488)	(409)
Net cash provided by (used in) investing activities	3,629	(1,216)
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	4,840
Principal payments on capital lease obligations	(549)	(124)
Payments of initial public offering costs	(110)	(725)
Proceeds from exercise of stock options	65	135
Net cash provided by (used in) financing activities	(594)	4,126
Net increase (decrease) in cash and cash equivalents	1,330	(1,741)
Cash and cash equivalents, beginning of period	22,118	15,205
Cash and cash equivalents, end of period	$23,448	$13,464

BlackLine, Inc. Reconciliations of Non-GAAP Financial Measures (in thousands, except percentages and per share data) (unaudited)

	Three Months Ended March 31,
	2017	2016
Non-GAAP Revenues:
Revenues	$38,634	$26,561
Purchase accounting adjustment to revenues*	—	—
Total Non-GAAP Revenues	$38,634	$26,561
Non-GAAP Gross Profit:
Gross Profit	$29,402	$19,621
Purchase accounting adjustment to revenues*	—	—
Amortization of developed technology	1,704	1,534
Stock-based compensation expense	250	141
Total Non-GAAP Gross Profit	$31,356	$21,296
Gross Margin	76.1%	73.9%
Non-GAAP Gross Margin	81.2%	80.2%
Non-GAAP Loss from Operations:
Loss from operations	$(8,295)	$(9,799)
Purchase accounting adjustment to revenues*	—	—
Amortization of intangibles	3,330	3,023
Stock-based compensation	1,849	1,625
Change in fair value of contingent consideration	93	62
Total Non-GAAP Loss from Operations	$(3,023)	$(5,089)
Non-GAAP Net Loss:
Net Loss	$(9,010)	$(9,335)
Benefit from income taxes	(162)	(1,402)
Purchase accounting adjustment to revenues*	—	—
Amortization of intangibles	3,330	3,023
Stock-based compensation	1,849	1,625
Accretion of debt discount	—	65
Accretion of warrant discount	—	69
Change in fair value of contingent consideration	93	62
Change in fair value of common stock warrant liability	1,000	—
Total Non-GAAP Net Loss	$(2,900)	$(5,893)
Non-GAAP Net Loss per Share	$(0.06)	$(0.14)
Weighted Average Common Shares Outstanding, Basic and Diluted	51,282	40,689

* The purchase accounting adjustment for the quarter ended March 31, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented. The Company is presenting non-GAAP net revenues for consistency with prior presentations.

BlackLine, Inc. Reconciliations of Non-GAAP Financial Measures (in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$23,496	$18,169
Amortization of intangibles	965	872
Stock-based compensation expense	660	672
Total Non-GAAP Sales and Marketing Expense	$21,871	$16,625
Non-GAAP Research and Development Expense:
Research and development expense	$5,948	$5,272
Stock-based compensation expense	83	161
Total Non-GAAP Research and Development Expense	$5,865	$5,111
Non-GAAP General and Administrative Expense:
General and administrative expense	$8,253	$5,979
Amortization of intangibles	661	617
Stock-based compensation	856	651
Change in fair value of contingent consideration	93	62
Total Non-GAAP General and Administrative Expense	$6,643	$4,649
Total Non-GAAP Operating Expense	$34,379	$26,385
Free Cash Flow:
Cash flows used in operating activities	$(1,705)	$(4,651)
Capitalized software development costs	(1,083)	(807)
Purchase of property and equipment	(488)	(409)
Free Cash Flow	$(3,276)	$(5,867)

Investor Relations Contact:
The Blueshirt Group
Christine Greany
858.523.1732
christine@blueshirtgroup.com

Media Relations Contact:
The Blueshirt Group
Jeff Fox
415.828.8298
jeff@blueshirtgroup.com